Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR
Gambling.com Group Limited
St. Helier, Channel Island of Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 of Gambling.com Group Limited of our report dated August 14, 2025, relating to the consolidated financial statements of Odds Holdings, Inc., appearing in Gambling.com Group Limited’s Report on Form 6-K furnished August 14, 2025.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO LLP
BDO LLP
London, United Kingdom
August 14, 2025